EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Valspar Corporation 1991 Stock Option Plan and 2001 Stock Incentive Plan (the "Registration Statement") of our report dated January 12, 2001, with respect to the consolidated financial statements of Lilly Industries, Inc. included in The Valspar Corporation's report on Form 8-K/A dated February 9, 2001, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
August 15, 2001


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